                                                                 Exhibit (10)(g)

                          RESELLER SERVICES AGREEMENT

     This Reseller Services Agreement (this "Agreement") is entered into effective as of November __, 1997, by and between First American CREDCO, a Washington corporation, having a principal address as set forth at the end of this Agreement ("FAC"), and Experian Information Solutions, Inc., an Ohio corporation acting through its Information Solutions Division ("Experian").

Experian and FAC agree as follows:


                                   Article 1
                                      Term

1.1 Term. Subject to Section 7.2 of this Agreement, this Agreement will continue in force, without any fixed date of termination ("Term").


                                   Article 2
                           Credit Reporting Services

2.1 Generally. During the Term, FAC may request that Experian provide FAC with the services listed on the attached pricing schedule (hereinafter referred to, together with the information therein, as the "Services") to the extent offered from time to time by Experian and permitted by this Agreement. The Services may consist of consumer identifying information and/or consumer credit information on individual consumers ("Consumers"). Experian hereby grants FAC a nonexclusive, nontransferable limited license to resell the Services consistent with the terms and conditions of this Agreement.

2.2 Method of Performance. FAC will request the Services from Experian by electronic means. Each such request will contain sufficient identifying information concerning the Consumer about whom the information is requested to enable Experian to perform the Services, and will identify in the manner specified by Experian, the fact that the request is being made by FAC.

2.3 Status As Consumer Reporting Agency. For purposes of this Agreement, the parties agree that FAC certifies that it is a "consumer reporting agency" as such term is defined in the federal Fair Credit Reporting Act.


                                   Article 3
                                      Fees

3.1 Generally. With respect to each response from Experian (including each "no record" response) to a request for Services made by FAC, FAC will pay Experian the fees set forth in the attached pricing schedule. Experian and FAC agree to renegotiate the fees on an annual basis (except as agreed on a particular pricing schedule) during the Term based on the calendar year. FAC's payment to Experian is due not later than thirty (30) days after FAC's receipt of Experian's invoice. If FAC does not pay invoiced amounts within this time period, it may, at Experian's option, also pay interest on the unpaid amount at the rate of one and one-half percent (1.5%) per month or the maximum rate allowed by law, whichever is less. FAC's obligation to pay invoiced amounts is absolute and unconditional and not subject to any offset, defense or counterclaim.

3.2 Taxes. The prices and rates for the Services do not include applicable federal, state or local taxes. FAC will be solely responsible for all federal, state, and local taxes levied or assessed in connection with Experian's performance of Services, other than income taxes assessed with respect to Experian's net income. Experian may separately reflect on its invoices to FAC the amount of any taxes paid by Experian on FAC's behalf, and FAC shall pay Experian for such amounts.


                                   Article 4
                          Use of Experian Information

4.1 Compliance with Law. FAC certifies and warrants that it will comply with all federal, state and local statutes, regulations, and rules applicable to it, including, without limitation, the federal Fair Credit Reporting Act, 15 U.S.C.
(S)1681 et seq., as amended ("FCRA"). FAC further warrants that it will require by written contract that its customers comply with the same obligations of compliance with laws.

4.2  Use of Information.  FAC agrees to comply with all of the following:

     4.2.1 FAC hereby certifies that it will request the Services and the information therein from Experian and resell such to its customers solely for said customers' use in connection with credit granting, collections, employment, insurance underwriting, or governmental licensing transactions between the customer and the Consumer about whom the credit information relates, and will not request, use or resell any such Services or information for any other purpose, regardless of whether permitted by law. FAC will, in reselling the Services, faithfully transmit the information accurately and in its entirety (except to the extent as may be otherwise required by this Agreement or agreed to by Experian in writing for approved merged reports.) FAC certifies that it will provide Experian, at the time it requests the Services or information, the name of the ultimate end user of the credit information and each FCRA permissible purpose for which such information is furnished.

     4.2.2 FAC agrees not to resell or otherwise transfer the Services in whole or in part to bail bond companies, investigative companies (i.e., private investigators), attorneys (other than attorneys whose sole and exclusive practice is collections), news agencies or journalists, businesses which operate out of a residence (except as permitted by Experian policies and procedures), credit clinics, credit repair organizations, credit counseling services (except as otherwise set forth in this Agreement), to any company or individual who is known to have been involved in credit fraud or other unethical business practices or to other types of organizations identified by Experian to FAC in writing. Notwithstanding the foregoing, Experian may permit on a case-by-case basis the resale of consumer identifying information to certain of the foregoing in a manner consistent with Experian policy and procedure on the sale of identifying information.

     4.2.3 FAC hereby warrants that it will not, either directly or indirectly, itself or through any agent or third party: (a) request, compile, store, maintain or use the Services (including any of the information therein) to build its own database (other than for file comparison purposes as approved by Experian from time to time); (b) copy or otherwise reproduce the Services (including any of the information therein) except to the minimal extent necessary to provide standard consumer assistance or file comparison activities;
(c) resell or transfer the Services (including any of the information) to more than one person or entity or to any person or entity who is not solely an end user of the Services (including any of the information therein); (d) resell, transmit or otherwise make available to any person the Services (including any of the information therein) on or through the Internet or other generally accessible network or delivery method without Experian's prior written consent; or (e) resell or otherwise provide the Services (including any of the information therein) pursuant to 15 U.S.C. (S)1681u (FCRA Section 625); or (f) merge the Services (or any of the information therein) with any information from a consumer reporting agency other than for the creation of a merged report to be used solely for mortgage reporting, tenant screening, or consumer disclosure pursuant to Section 4.2.5. FAC will disclose to Experian the purpose for which the Services will be used. Based on such disclosure, the pricing set forth in the attached Exhibit A shall apply. FAC shall be solely responsible for assuring the delivery or transmission of information to its customers in a manner that is secure and in compliance with this Agreement.


     4.2.4 FAC agrees to verify that each customer who is provided Services is the end user and does not intend to resell or otherwise provide or transfer the Services in whole or in part to any other person or entity. Notwithstanding the foregoing, Exhibit B hereto lists those agents of FAC that are permitted to resell the Services one additional time. The parties must mutually agree in writing to the addition of agents to Exhibit B.

     4.2.5 Experian hereby grants to FAC a nonexclusive, nontransferable, limited license to resell directly to the Consumer(s) pursuant to the terms and conditions of the Amendment to Reseller Services Agreement For Resales to Consumers which is attached hereto and made a part hereof. FAC may provide a disclosure copy to a subject Consumer who has been denied a benefit and requested disclosure; provided, however, that FAC will provide only a copy of the information that was provided by FAC to its customer, and will not attempt to access Experian's systems to obtain additional information or copies of the previously provided services. FAC will refer all Customers who have questions or disputes about information in the Services or in Experian's consumer credit files to the telephone number and/or address for Experian's National Consumer Assistance Center (as such are provided to FAC from time to time by Experian, and not to Experian's telephone number for complimentary credit reports). In no event will FAC attempt to, or hold itself out to the consumer or to the public as being able to, handle disputes on behalf of Experian or to reinvestigate information in Experian's files. In no event will FAC attempt to have information on a Consumer's credit or identifying information changed or altered in any way other than by forwarding the customer to Experian's National Consumer Assistance Center.

     4.2.6 FAC agrees to sign a "Experian Reseller Employment Report Addendum" before reselling credit information for employment purposes, and FAC agrees to complete and sign the "End User Investigation Requirements - Tenant Screening" before reselling information for tenant screening. FAC certifies that reports on its employees will only be requested by its designated representative approved by Experian, and that its employees will not request Services relating to themselves, their families or friends, or request consumer report information on other persons other than as permitted by the FCRA and Experian policies.

     4.2.7 FAC will not act or provide at any time or in any way, and will not hold itself out as providing credit clinic, credit repair, credit counseling or similar services.

4.3 Experian Policies and Procedures. In addition to the requirements set forth in Section 4.2, FAC agrees to the following:

     4.3.1 FAC agrees to comply with Experian's policies and procedures as announced by Experian from time to time, including those attached to this Agreement entitled "Experian Permissible Purpose Guidelines for Resellers" and "Experian Permissible Purpose Type Codes." FAC also agrees to conduct a thorough investigation of its customers and potential customers to confirm that each has a "permissible purpose" for receiving the Services, and otherwise complies with applicable laws and Experian policies. FAC's investigation will include at a minimum all of the actions listed on the "End User Investigation Requirements" form, a copy of which is attached hereto, before giving a customer access to the Services. FAC agrees to provide to Experian at Experian's request all materials and information relating to its investigations of its customers.

     4.3.2 FAC acknowledges and agrees that Experian may itself, or may require that FAC, block display of account numbers or other information to FAC and FAC's customers, and FAC agrees to not provide such information to its customers.

     4.3.3 Experian may from time to time notify FAC of additional, updated or new requirements compliance with which will be a condition of Experian's continued provision of Services to FAC. FAC agrees to comply with such requirements as to which it has received notice from Experian and such shall be incorporated into this Agreement by this reference.

     4.3.4 FAC understands and agrees that Experian may require evidence, including a certification, that FAC understands and will comply with applicable laws and Experian policies and procedures.

     4.3.5 FAC agrees to obtain at its expense such training and education concerning applicable legal requirements and Experian policies and procedures as Experian may reasonably request. Training made available to FAC by Experian is provided as a service to FAC, and does not replace or waive FAC's compliance obligations under the law or this Agreement. Such training does not constitute, or substitute for, legal advice, and FAC should consult with its own legal counsel.

     4.3.6 FAC will institute and maintain strict procedures for assuring that its employees do not furnish the Services (or information therein) except in compliance with the requirements of the FCRA and this Agreement. FAC will provide training and training materials to its customers to the extent necessary to assure compliance with the FCRA and this Agreement. FAC will provide Experian the opportunity to review and approve or disapprove all such materials prior to their use. FAC will enter into written agreements executed by each of FAC's customers requiring compliance by such customers with the terms and conditions of this Agreement. FAC will monitor its customers on an ongoing basis to assure the continued compliance with the requirements of this Agreement by the customer and by FAC and will immediately discontinue the Services to any customer who is not in compliance.

     4.3.7 FAC will not mislead consumers or the public, or demean directly or indirectly Experian Inc., its successors or assigns, the Services, other services provided by Experian, the consumer reporting industry, direct marketing industry or other industries in which Experian, its successors and assigns do business. FAC will provide Experian the opportunity to review and approve or disapprove prior to their use or dissemination any and all advertising, marketing, sales and promotional materials, pamphlets, brochures and similar disclosures that relate directly or indirectly to Experian Inc., its successors or assigns, the Services, other services provided by Experian, the consumer reporting industry, direct marketing industry or other industries in which Experian, its successors and assigns do business, or that mention Experian by name.

                                   Article 5
                             Intellectual Property

5.1 No License. Experian does not transfer, and FAC does not obtain, any patent rights, copyright interest or other right, claim or interest in the computer programs, systems, forms, formats, schedules, manuals or other proprietary items utilized or provided by Experian.

5.2 Restrictions on Use of Proprietary Designations. Neither party will use, or permit their respective employees, agents and subcontractors to use, the trademarks, service marks, logos, names, or any other proprietary designations of the other party, or the other party's affiliates, whether registered or unregistered, without such other party's prior written consent.

5.3 Ownership of Data. FAC acknowledges that Experian has expended substantial time, effort, and funds to collect, arrange and compile Experian's consumer information database and to create and deliver the Services (including the information therein). The Services, the information contained therein, and the data in Experian's consumer information databases are and will continue to be the exclusive property of

Experian. Nothing contained in this Agreement shall be deemed to convey to FAC, or to any other party, any right, title, or interest, including any patent, copyright, or other proprietary right, in or to the data in Experian's consumer information database(s), any database(s) itself or (except to the extent of the limited license granted in Section 2.1 of this Agreement) to the Services and the information therein.

5.4 Confidential Treatment. FAC hereby acknowledges that the Services it receives from Experian under this Agreement include personal information about individual Consumers and, as such, require confidential treatment. In addition, FAC acknowledges that it may receive other proprietary and confidential information of Experian including but not limited to technical, developmental, operating, computer system, software, performance, cost, know-how and process information. FAC warrants to Experian that (a) except as otherwise permitted by this Agreement, it will maintain the information obtained through Experian in strict confidence and will not disclose such information other than to its employees who have a need to know and (b) will use the information only for purposes of this Agreement. Upon termination of this Agreement or at the request of Experian, FAC will promptly return to Experian all Experian confidential information and any copies thereof provided to it. FAC warrants that it will require by written contract that customers receiving such information from FAC comply with the same obligations of nondisclosure.


                                   Article 6
                        Indemnification and Limitations

6.1 Disclaimer of Warranty. Because the Services involve conveying information provided to Experian by other sources, Experian cannot and will not, for the fee charged for the Services, be an insurer or guarantor of the accuracy or reliability of the Services, data contained in its database, or in the Services. EXPERIAN DOES NOT GUARANTEE OR WARRANT THE ACCURACY, TIMELINESS, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SERVICES, INFORMATION IN THE SERVICES OR THE MEDIA ON OR THROUGH WHICH THE SERVICES ARE PROVIDED AND SHALL NOT BE LIABLE TO RESELLER OR TO ANY OF THE RESELLER'S CUSTOMERS FOR ANY LOSS OR INJURY ARISING OUT OF OR CAUSED IN WHOLE OR IN PART BY EXPERIAN'S ACTS OR OMISSIONS, WHETHER NEGLIGENT OR OTHERWISE, IN PROCURING, COMPILING, COLLECTING, INTERPRETING, REPORTING, COMMUNICATING OR DELIVERING THE SERVICES OR INFORMATION THEREIN.

6.2 Indemnification. FAC will indemnify, defend, and hold Experian harmless from and against any and all liabilities, damages, losses, claims, costs and expenses, including reasonable attorneys fees, which may be asserted against or incurred by Experian, arising out of or resulting from the use, disclosure, sale or transfer of the Services (or information therein) by FAC or its customers, or FAC's breach of this Agreement. FAC covenants not to sue or maintain any cause of action, claim, demand, cross-claim, third party action or other form of litigation or arbitration against Experian, its officer's directors, employees, contractors, agents, affiliated bureaus or subscribers arising out of or relating in any way to the Services (or information therein) being blocked by Experian or not being accurate, timely, complete or current.

6.3 Limitation of Liability. FAC acknowledges that Experian maintains a database, updated on a periodic basis, from which FAC obtains and resells Services, and that Experian does not undertake a separate investigation for each inquiry or request for Services made by FAC. FAC also acknowledges that the prices Experian charges FAC for the Services are based upon Experian's expectation that the risk of any loss or injury that may be incurred by use of the Services will be borne by FAC and not Experian. FAC therefore agrees that it is responsible for determining that the Services are in accordance with Experian's obligations under this Agreement. If FAC reasonably determines that the Services do not meet Experian's obligations under this Agreement, FAC shall so notify Experian in writing within ten (10) days after receipt of the Services in question. FAC's failure to so notify Experian shall mean that FAC accepts the Services as is, and Experian will have no liability whatsoever for the Services. If FAC so notifies Experian within ten (10) days after receipt of the Services, then, unless Experian disputes FAC's claim, Experian will, at its option, either reperform the Services in question or issue FAC a credit for the amount

FAC paid to Experian for the nonconforming Services. This reperformance or credit constitutes FAC's sole remedy and Experian's maximum liability for any breach of this Agreement by Experian. If, notwithstanding the above, liability is imposed on Experian, then FAC agrees that Experian's total liability for any or all of FAC's losses or injuries from Experian's acts or omissions under this Agreement, regardless of the nature of the legal or equitable right claimed to have been violated, shall be the lesser of the amount paid by FAC to Experian under this Agreement during the six month period preceding the alleged breach by Experian of this Agreement or Ten Thousand Dollars ($10,000). FAC covenants that it will not sue Experian for any amount greater than permitted by this Agreement and will not seek punitive damages. IN NO EVENT SHALL EXPERIAN BE LIABLE TO RESELLER OR TO ANY CUSTOMER OR THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES TO BUSINESS REPUTATION, LOST BUSINESS OR LOST PROFITS), WHETHER FORESEEABLE OR NOT AND HOWEVER CAUSED, EVEN IF EXPERIAN IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                   Article 7
                           Amendments and Termination

7.1 Amendments. This Agreement may be amended only by a written instrument signed by both parties.

7.2 Termination. Notwithstanding any other term in this Agreement, (a) either party may terminate this Agreement by providing ninety (90) days advance written notice to the other; and (b) Experian may unilaterally terminate this Agreement immediately, or take any lesser action Experian believes is appropriate, including but not limited to blocking FAC's access to the Services and/or charging FAC a fee for auditing FAC to ensure compliance, if Experian believes in its sole judgment, that FAC has failed to comply with any of its obligations hereunder, including any obligation under Article 4 of this Agreement.

7.3 Effect of Termination. Upon expiration or termination of this Agreement, the license granted herein will automatically terminate, FAC will cease reselling the Services (and the information therein) and return any Services in its possession to Experian. No termination or expiration will relieve either party of any liability for monetary sums owing to the other. The provisions of Articles 3, 4, 5, 6 and 8 and Sections 7.3 shall survive the expiration or termination of this Agreement.


                                   Article 8
                                 Miscellaneous

8.1 Status. The parties will perform their obligations hereunder as independent contractors. Nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent or master and servant between the parties. The parties acknowledge that any and all rights not expressly granted pursuant to this Agreement are reserved to the respective party and that neither party will have any right, power or authority to obligate the other to any contract, term or condition.

8.2 Excusable Delays. Neither party will be liable to the other for any delay or failure in its performance of any of the acts required by this Agreement (other than for payment obligations hereunder) if and to the extent that such delay or failure arises beyond the reasonable control of such party, including, without limitation, acts of God or public enemies, labor disputes, equipment malfunctions, computer downtime, material or component shortages, supplier failures, embargoes, earthquakes, rationing, acts of local, state or national governments or public agencies, utility or communication failures or delays, fire, flood, epidemics, riots and strikes.

8.3 Governing Law, Venue and Attorney's Fees. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of California, which are intended to supersede any choice of laws rules which might require the application of the laws of another jurisdiction. Both parties hereby consent to the jurisdiction of the courts of California, whether federal, state or local, with respect to actions brought to enforce or interpret this Agreement. Venue for all actions shall be in Orange County, California. The prevailing party in any arbitration, or permitted legal or equitable action, shall be entitled to an award of its reasonable attorneys' fees and costs.

8.4 Severability. This Agreement shall be deemed to be severable and, if any provision of this Agreement shall be finally determined to be void, illegal or unenforceable, then it is the parties' desire and intention that such provision be deemed automatically adjusted to the minimum extent necessary to conform to applicable requirements of validity, legality and enforceability and, as so adjusted, be deemed a provision of this Agreement as if it were originally included herein; provided, however, if such provision cannot be adjusted without substantially and materially altering the rights and duties hereunder and fundamentally depriving one party of the benefit of the bargain (taken as a whole) contemplated by this Agreement, then the parties will seek to reform this Agreement through the procedure outlined in Section 8.7 (Dispute Resolution) hereof so as to restore, as nearly as possible, the parties' respective rights, duties, and bargain. In any case, the remaining provisions of this Agreement shall remain in effect.

8.5 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, representatives, successors, and permitted assignees. This Agreement may not be assigned, transferred, shared or divided in whole, or in part, by FAC without Experian's prior written consent. The dissolution, merger, consolidation, reorganization, sale or other transfer of assets, properties, or controlling interest of FAC constitutes an assignment of this Agreement for purposes of this
Section 8.5.

8.6 Audit Rights. Experian will have the right to audit FAC and FAC's customers to assure compliance with the terms of this Agreement. FAC will provide full cooperation, and will be responsible for assuring full cooperation by its employees and customers, in connection with such audits. FAC will provide Experian or obtain for Experian access to such properties, records and personnel as Experian may reasonably require for such purpose.

8.7 Dispute Resolution. With the exception of any action taken under Articles 4 and 5 of this Agreement, the parties will resolve any dispute arising out of or relating to this Agreement in a binding arbitration conducted under the auspices of the American Arbitration Association in Orange County, California. Notwithstanding the foregoing, FAC agrees that its failure to comply with the provisions of Articles 4 and 5 will cause irreparable harm to Experian that cannot be adequately compensated in damages and that Experian may seek equitable relief and pursue other remedies to prevent such noncompliance.

8.8 Waiver. Either party may at any time waive compliance by the other with any covenant or condition contained in this Agreement, but only by written instrument signed by the party waiving such compliance. No waiver of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provision hereof, nor shall such waiver constitute a waiver in any other instance.

8.9 Retention of Rights. Nothing in this Agreement is intended to or shall limit or restrict Experian's ability to market and sell its services, the geographic areas in which or the customers to whom Experian may market or sell its services.

8.10 Publicity. Except as specifically permitted by Experian in writing, under no circumstances will FAC disclose to any third party, directly or indirectly, the terms and conditions of this Agreement.

8.11 No Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto.

8.12 Notice. All notices required or permitted to be provided to a party under this Agreement must be in writing and sent to the address for the party set forth on the last page of this Agreement, unless such address has been changed by prior written notice to the other party to the Agreement.

8.13 Subject Headings. The subject headings or captions of the articles and sections of this Agreement are included solely for purposes of convenience and reference and will not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

8.14 Contract in Entirety. This Agreement (including the exhibits, amendments and addenda hereto which are incorporated herein by this reference) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous letters of intent, agreements, covenants, negotiations, arrangements, communications, representations, understandings or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement.

                              [Signatures follow]

     IN WITNESS WHEREOF, each of FAC and Experian has caused this Reseller Services Agreement to be executed by its duly authorized representative as of the date first above written.

First American CREDCO                               Experian Information Solutions, Inc., By and
"FAC"                                               Through Its Information Solutions Division

By:  /s/ Parker S. Kennedy                          By:   D.V. Skilling
   -------------------------------------               ----------------------------------------
     (Signature)                                          (Signature)


Name:   Parker S. Kennedy                           Name:  D. Van Skilling
      -----------------------------------                 -------------------------------------
     (Print or Type Name of Signer)                       (Print or Type Name of Signer)


Title:                                              Title:
      ------------------------------------                -------------------------------------
      (Print or Type)                                     (Print or Type)



Address:                                            Address:  Experian National Resource Center
        ------------------------------------                  425 Martingale Road, Suite 600
--------------------------------------------                  Schaumburg, Illinois  60173
--------------------------------------------                  Telephone: (800) 831-5614
--------------------------------------------                  Facsimile: (847) 240-9149

                                   EXHIBIT A
                                       TO
                          RESELLER SERVICES AGREEMENT

Pricing
-------
   * Risk Scores                                    $ .09 per score
   * Address Update                                 $ .72 per unit
   * Social Search                                  $ .72 per unit
   * Direct to Consumer Report                      $1.90
   * Direct to Consumer FACS+                       $ .10 (mandatory use)
   * All other FACS+                                $ .05
   * Quest - Rates quoted 5/15/96                   (No Charge if "late")

   - Credit Reports

            Annual Volume                 Per Report Rate

        First 5,000,000 Reports                 $ .99
        Next  1,500,000 Reports                 $ .94
        Next  1,500,000 Reports                 $ .89
        Next  1,500,000 Reports                 $ .84
        Over  9,500,000 Reports                 $1.50

General Conditions
------------------

* Three (3) year term for this pricing schedule beginning 07/97.
* Close coordination to ensure prompt payment of receivables.
* CREDCO provides management focal point for security issues.
* CREDCO will provide two (2) years of historical Residential Mortgage Credit Report employment data plus new RMCR employment data developed during the term of the agreement. A mutually agreed upon format, and media will be worked out.
* Experian will receive 10 metropolitan area file comparisons per year from CREDCO's CBAS system.
* CREDCO will pay the Experian surcharge for Colorado reports of $1.39.
* A zip table review of Experian utilization in major U.S. markets will be collaborated upon.

Miscellaneous
-------------

* CREDCO acknowledges receipt of a $52,000 credit for SMS billing in May and June of 1997.
* CREDCO acknowledges payment by Experian of all penalties due for system outages.

Additional Terms
----------------

The following agreements are effective until October 31, 1998. The parties will meet on or about July 1, 1998 to negotiate in good faith with respect to the continuation of such provisions:

* There will be no vendor penalties to Experian for system downtime.
* Experian shall be the default vendor in the automotive single file environment.
* The parties agree to allow for "Direct to Consumer" price negotiations in certain competitive situations.
* The charge for all credit reports over 8,000,000 reports in annual volume will be $0.84.

                                   EXHIBIT B
                                      TO
                          RESELLER SERVICES AGREEMENT



     The following agents of FAC are permitted to resell the Services one additional time:

            Reynolds & Reynolds
            CreditCheck, Inc.
            Comp-U-Card
            American Bankers Insurance